UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2011

DEL TORO SILVER CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-52499
(Commission File Number)

98-0515290
(IRS Employer Identification No.)

Suite 103 – 318 North Carson Street, Carson City, Nevada  89701-4597
(Address of principal executive offices and Postal Code)

775.782.3990
Registrant's telephone number, including area code

400 - 409 Granville Street Vancouver, British Columbia V6C 1T2
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 6, 2011, Mark McLeary resigned as our CEO, President, Secretary, Treasurer and a director of our company.  Mr. McLeary’s resignation was not due to any disagreement with any of the Company’s policies, procedures or practices.

Effective July 6, 2011, we appointed Greg Painter to our board of directors and as our Chief Executive Officer, President, Secretary and Treasurer. Mr. Painter has a Masters in Education from the Stanford University and a BA in English Literature from Stanford.  Mr. Painter also received his General Contractor designation from the State of Nevada.  Mr. Painter has been self-employed since 1983 in various construction and development businesses.

Item 8.01  Other Events

Effective July 6, 2011, the Company’s office address was changed to Suite 103 – 318 North Carson Street, Carson City, Nevada.

Item 9.01  Financial Statements and Exhibits

(d)           Exhibits

99.1           News Release dated July 6, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEL TORO SILVER CORP.

/s/ Greg Painter
Greg Painter
President

Date:  July 7, 2011